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                                                                   EXHIBIT 10.91


                     FIRST AMENDMENT TO PURCHASE AGREEMENT

     THIS FIRST AMENDMENT TO PURCHASE AGREEMENT (this "First Amendment") is made and entered into as of April 30, 1999, by and among SBA COMMUNICATIONS CORPORATION ("Parent"), SBA TOWERS TENNESSEE, INC. ("Subsidiary"), COM-NET DEVELOPMENT GROUP, L.L.C. ("Com-Net LLC"), DANIEL J. ELDRIDGE ("Daniel Eldridge"), and TAMMY W. ELDRIDGE ("Tammy Eldridge," together with Daniel Eldridge, the "Members").

                              W I T N E S S E T H:
                              -------------------

     WHEREAS, Parent, Subsidiary, Com-Net LLC and the Members entered into that certain Purchase Agreement dated as of March 31, 1999 (the "Purchase Agreement"); and

     WHEREAS, Parent, Subsidiary, Com-Net LLC and the Members desire to amend certain terms and provisions of the Purchase Agreement; and

     WHEREAS, capitalized terms used but not otherwise defined in this First Amendment shall have the meanings set forth in the Purchase Agreement.

     NOW, THEREFORE, in consideration of the foregoing premises, the agreements contained herein and other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties hereto agree as follows:

                                   ARTICLE I

                   MODIFICATION OF INDEMNIFICATION PROVISIONS

     1.1 Section 10.2 of the Purchase Agreement is deleted in its entirety and replaced with the following:

     "10.2    Indemnification by the Members and Com-Net.  Each of the Members
and Com-Net LLC will indemnify and hold harmless Parent and Subsidiary (after the Closing Date) and their respective Representatives, attorneys, officers, directors, shareholders, controlling persons, and affiliates (collectively, the "Subsidiary Indemnified Persons") for, and will pay to the Subsidiary
 ------------------------------
Indemnified Persons the amount of, any loss, liability, claim, damage (including incidental and consequential damages), expense (including costs of investigation and defense and reasonable attorneys' fees) or diminution of value, whether or not involving a third-party Claim (collectively, "Damages"), arising, directly
                                                  -------
or indirectly, from or in connection with (a) any Breach of any representation or warranty made by Com-Net LLC or any Member in the Purchase Agreement (without giving effect to any supplement to the disclosure letter described therein), the disclosure letter described therein, the supplements to the disclosure letter described therein, or any other certificate or document delivered by Com-Net LLC or any Member pursuant to the Purchase Agreement, (b) any Breach of any representation or warranty made by Com-Net Construction Services Incorporated, a California corporation ("Com-Net Inc.") or any shareholder in the Agreement and Plan of Merger, dated as of March 31, 1999, by and among Parent, SBA Construction Services, Inc., Daniel Eldridge, Com-Net Inc. and Eldridge Family Limited Partnership (the "Merger Agreement") (without giving effect to any supplement to the
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disclosure letter described therein), the disclosure letter described therein, the supplements to the Disclosure Letter, or any other certificate or document delivered by Com-Net Inc. or any shareholder pursuant to the Merger Agreement,
(c) any Breach by any Member or Com-Net LLC of any covenant or obligation of such Member or Com-Net LLC in the Purchase Agreement, (d) any Breach by any shareholder of Com-Net Inc. or Com-Net Inc. of any covenant of any such shareholder or Com-Net Inc. in the Merger Agreement, (e) any services provided or Property (as defined in the Purchase Agreement) owned by Com-Net LLC prior to the Closing Date, (f) any claim by any Person (as defined in the Purchase Agreement) for brokerage or finder's fees or commissions or similar payments based upon any agreement or understanding alleged to have been made by any such Person with any Member or Com-Net LLC (or any Person acting on their behalf) in connection with any of the Contemplated Transactions (as defined in the Purchase Agreement), (g) the Airplane Lease, that certain Assignment, Acceptance and Waiver, dated April 30, 1999, among Fleet National Bank, Com-Net Inc. and MAC Aviation LLC (the "Aircraft Agreement") and any documents or obligations related to the plane leased pursuant to the Airplane Lease (the "Airplane") (such as, but not limited to any agreements for maintenance, hangar space or pilot services), (h) the Merger Agreement, (i) the failure of Com-Net LLC to have paid any personal property taxes, business license fees and taxes, sales taxes, franchise excise taxes, and ad valorem taxes arising out of or related to the period of time prior to April 30, 1999, (j) the failure of Com-Net LLC to have qualified to business in any jurisdiction in which it was doing business in the period of time prior to April 30, 1999, (k) any failure of Com-Net LLC to have paid workers compensation insurance or (l) any services performed by Com-Net LLC for Eldridge or KLM Partners, LLC. The remedies provided in this Section will not be exclusive of or limit any other remedies that may be available to any of the Subsidiary Indemnified Persons. Notwithstanding anything to the contrary set forth in this Agreement, neither of the Members nor Com-Net LLC shall have any liability or obligation, and the Subsidiary Indemnified Persons shall have no rights, with respect to indemnification or otherwise under this Section 10.2 with respect to any damages, claims, losses, liabilities or reasonable expenses suffered by the Subsidiary Indemnified Persons due to a matter within the scope of clauses (i) through (k) above until the aggregate damages, claims, losses, liabilities or reasonable expenses suffered by the Subsidiary Indemnified Persons due to matters within the scope of clauses (i) through (k) above exceed the sum of $50,000."

                                   ARTICLE II

                        TITLE TO AND TRANSFER OF ASSETS

     2.1 As contemplated by Section 4.17 of the Merger Agreement, Com-Net Inc. has assigned and transferred certain of the Property to Com-Net LLC prior to the Closing. The Members will, from time to time, execute, acknowledge and deliver such further instruments, and perform such additional acts, as Parent or Subsidiary may reasonably request in order to more fully effectuate such transfer.

     2.2 In accordance with Section 4.17 of the Merger Agreement, Com-Net Inc. represented and warranted that it had good title to certain of the Property free and clear of all liens and encumbrances, excepting only the Permitted Exceptions. In the conduct of due diligence, Parent and Subsidiary have determined that certain actions may need to be taken in

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order to vest good and marketable title to certain of the Property in Com-Net
LLC in connection with the transfer referred to above. The Members will, from time to time, execute, acknowledge and deliver such further instruments, and perform such additional acts, as Parent or Subsidiary may reasonably request in order to vest good and marketable title in such Property in Com-Net LLC.


                                  ARTICLE III

                                 MISCELLANEOUS

     3.1 This First Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

     3.2 Except as amended and modified hereby, the Purchase Agreement is unmodified and is in full force and effect.

     3.3 The captions and headings of the various Sections of this First Amendment are for convenience only and are not to be considered as defining or limiting in any way the scope or intent of the provisions hereof.

     3.4 The parties acknowledge that Com-Net Inc. is a directly wholly owned subsidiary of Parent rather than an indirectly wholly owned subsidiary of Parent as described in the Merger Agreement but that it contemplated that Com-Net Inc. will become an indirectly wholly owned subsidiary of Parent following the Closing.

     3.5 Parent and Subsidiary acknowledge and agree that Com-Net LLC and the Members delivered the disclosure letter contemplated by the Purchase Agreement concurrent herewith rather than within ten (10) days following the execution of the Purchase Agreement and Parent and Subsidiary waive any claims against Com-Net LLC or the Members arising out of or related to the delivery of the disclosure letter concurrent herewith rather than within ten (10) days following the execution of the Purchase Agreement.

     3.6 As promptly as possible following the execution of this Amendment, the Members will cause the transaction contemplated by the Aircraft Agreement to be consummated. Pending such consummation, the Members hereby agree to assume, pay and perform all duties and obligations of Com-Net Inc. under the Lease and any documents related thereto and to pay all costs and expenses arising out of or related to the Airplane. The Members shall take such actions as are necessary to keep the Lease and any documents related thereto in full force and effect and without default and will permit the Airplane to be used only by Dan Eldridge in the performance of his duties as an officer and employee of Subsidiary.

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     THIS FIRST AMENDMENT TO PURCHASE AGREEMENT has been executed by each
Member, Com-Net LLC, Parent and Subsidiary on the dates set forth below.

                                    MEMBERS:


                                    /s/ Daniel J. Eldridge
                                    --------------------------------------------
                                    DANIEL J. ELDRIDGE


                                    /s/ Tammy W. Eldridge
                                    --------------------------------------------
                                    TAMMY W. ELDRIDGE


                                    COM-NET LLC:

                                    COM-NET DEVELOPMENT GROUP,
                                    L.L.C., a Tennessee limited liability
                                    company

                                         /s/ Daniel J. Eldridge
                                    By: ______________________________________
                                        Name:  Daniel J. Eldridge
                                        Title: Chief Manager


                                    SUBSIDIARY:

                                    SBA TOWERS TENNESSEE,
                                    INC., a Florida corporation

                                         /s/ Jeffrey A. Stoops
                                    By: ______________________________________
                                        Name:  Jeffrey A. Stoops
                                        Title:  Senior Vice President


                                    PARENT:

                                    SBA COMMUNICATIONS CORPORATION, a Florida corporation


                                         /s/ Jeffrey A. Stoops
                                    By: ______________________________________
                                        Name:  Jeffrey A. Stoops
                                        Title: Senior Vice President

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